Exhibit 10(p)(6)

                                 FIFTH AMENDMENT
                              TO THE BLACK & DECKER
                      SUPPLEMENTAL RETIREMENT SAVINGS PLAN


         Pursuant to the powers of amendment reserved under Section 9.1 of The Black & Decker Supplemental Retirement Savings Plan (the "Plan"), The Black & Decker Corporation (the "Company"), hereby amends the Plan as follows, effective for the Plan Year commencing January 1, 2003.

                              FIRST and ONLY CHANGE

         Section 3.2 of the Plan is amended in its entirety to read as follows:

               3.2 PARTICIPANT COMPENSATION DEFERRALS. In accordance with rules established by the Committee, a Participant may elect to defer Compensation which is due to be earned and which would otherwise be paid to the Participant. A Participant may elect to defer up to 25% of his base salary with no reduction of such maximum percentage for the percentage of base salary the Participant has directed to be contributed to the Savings Plan. A Participant may elect to defer up to 100% of a bonus payment not yet payable to him or her at the time of the election under a Designated Bonus Program reduced by the percentage of the bonus that the Participant has directed to be contributed to the Savings Plan as Before-Tax and/or After-Tax contributions pursuant to the Participant's Savings Plan election in effect at the time the Participant makes a bonus deferral election under this Plan after taking into account the limit on compensation imposed by Code ss. 401(a)(17). Amounts so deferred will be considered a Participant's "Compensation Deferrals." Ordinarily, a Participant shall make a Compensation Deferral election with respect to a coming Plan Year during the period beginning on the November 1 and ending on the November 30 of the prior Plan Year, or during such other period prior to the beginning of the coming Plan Year established by the Committee. For the Plan Year beginning on the Effective Date, an Eligible Employee shall make all of his or her Compensation Deferral elections during the period beginning December 14, 1995 and ending at the close of business (5:00 p.m. eastern time) December 29, 1995. In the first year in which an individual becomes an Eligible Employee, any newly Eligible Employee may make a Compensation Deferral election with respect to services to be performed subsequent to the election within thirty (30) days after the date the individual becomes eligible.

               Compensation Deferrals shall be made through regular payroll deductions or through an election by the Participant to defer the payment of a bonus payment not yet payable to him or her at the time of the election under a Designated Bonus Program. The Participant may terminate his or her regular payroll deduction Compensation Deferral amount as of, and by written notice delivered to the Committee, at least thirty (30) days prior to the beginning of any regular payroll period, with such termination being first effective for Compensation to be earned in that payroll period. Once terminated, a regular payroll deduction Compensation Deferral amount may not be subsequently reinstated until the first day of the next Plan Year. A Compensation Deferral election shall continue in force only for the Plan Year for which the election is first effective. An Eligible Employee shall make a new Compensation Deferral election effective as of the first day of each Plan Year in accordance with the procedures specified in this
         Section   3.2  for  making   Compensation   Deferral   elections.   All
         Compensation   Deferral   elections  shall  be  made  on  a  subsequent
         Participant Enrollment and Election Form provided by the Committee. Compensation Deferrals shall be deducted by the Employer from the Compensation of a deferring Participant and shall be credited to the Account of the deferring Participant.

               In addition, in accordance with rules and subject to limitations established by the Committee, an Eligible Employee may elect to defer the receipt of all or any portion of other incentive compensation designated by the Committee that is payable to the Eligible Employee by an Employer. Such election shall be made on such form or forms as determined by the Plan Manager and shall be made prior to the time such incentive compensation has been earned by the Eligible Employee and the Eligible Employee shall become a Participant upon making such election. Incentive compensation deferrals shall be deductible from the incentive compensation otherwise payable to the deferring Participant, and shall be credited to the Account of the deferring Participant.

               There shall be established and maintained by the Employer a separate Compensation Deferral Account in the name of each Participant to which shall be credited or debited: (a) amounts equal to the Participant's Compensation Deferrals and other incentive compensation deferrals; (b) amounts equal to any deemed earnings or losses (to the extent realized, based upon deemed fair market value of the Account's deemed assets, as determined by the Committee, in its sole and absolute discretion) attributable or allocable thereto; and (c) expenses charged to that Account. A Participant shall at all times be 100% vested in amounts credited to his or her Participant Compensation Deferral Account.


         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officers on this 17th day of October, 2002.


WITNESS/ATTEST:                 THE BLACK & DECKER CORPORATION

/s/ BARBARA B. LUCAS            By: /s/ CHARLES E. FENTON
----------------------------        --------------------------------------------
    Barbara B. Lucas, Secretary         Charles E. Fenton, Senior Vice President